Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Pluri Inc., or the Company, for the period ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Yaky Yanay, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. ss. 1350, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2023

/s/ Yaky Yanay
Yaky Yanay
Chief Executive Officer and President
(Principal Executive Officer)